Exhibit 99.1

Pennant Reports Third Quarter 2022 Results

Conference Call and Webcast scheduled for tomorrow, November 8, 2022 at 10:00 am MT

EAGLE, Idaho – November 7, 2022 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the third quarter 2022, reporting GAAP diluted earnings per share of $0.16 and adjusted diluted earnings per share of $0.14 for the quarter(1).

Third Quarter Highlights

▪Total revenue for the quarter was $118.4 million, an increase of $6.4 million or 5.7% over the prior year quarter;

▪Net income for the third quarter was $4.8 million, adjusted EBITDA for the quarter was $7.9 million, an increase of $1.4 million or 21.6% over the prior year quarter, and adjusted EBITDAR for the quarter was $17.0 million;

▪Home Health and Hospice Services segment revenue for the third quarter was $85.8 million, an increase of $6.8 million or 8.6% over the prior year quarter, segment adjusted EBITDAR from Operations was $15.4 million, and segment adjusted EBITDA was $14.2 million, an increase $1.0 million or 7.7% over the prior year quarter;

▪Total home health admissions for the third quarter was 10,152 and total Medicare home health admissions for the third quarter was 4,637, an increase of 10.2% and 10.1%, respectively, over the prior year quarter;

▪Total hospice admissions for the third quarter was 2,392, an increase of 7.8% over the prior year quarter, and hospice average daily census for the third quarter was 2,293, an increase of 0.4% compared to the second quarter 2022 and a decrease of 1.9% compared to the prior year quarter;

▪Senior Living Services segment revenue for the third quarter was $32.6 million, a decrease of $0.3 million or 1.1% over the prior year quarter, segment adjusted EBITDAR from Operations was $9.4 million, and segment adjusted EBITDA for the third quarter was $1.5 million, an increase of $1.4 million over the prior year quarter; and

▪Same store senior living(2) revenue for the third quarter was $32.2 million, an increase of $3.4 million or 11.8% over the prior year, same store senior living average occupancy for the third quarter was 77.6%, an increase of 140 basis points over the prior year quarter, and average monthly revenue per occupied room for the third quarter was $3,560, an increase of $386 or 12.2% over the prior year quarter and $90 or 2.6% over the second quarter of 2022.

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Information.”
(2)	Same store senior living is defined as all senior living communities excluding those transferred to Ensign and new senior living operations acquired in 2022.

Operating Results

“We continue to make progress on our objectives to recruit and develop talented leaders, be the provider of choice in each community we serve through quality care and operational excellence, and generate strong cash flow for our stakeholders,” said Brent Guerisoli, Pennant’s Chief Executive Officer. “Our third quarter results reflect another step forward operationally as we seek to unlock the significant latent potential in our existing business. In our home health business, we experienced strong admission volume, while our hospice average daily census grew sequentially. We saw continued momentum in our senior living segment recovery, with gains in occupancy and revenue per occupied room, reflecting ongoing healthy demand for our high quality services. We look forward to accelerating results across both segments as we head into 2023 and as our leaders drive revenue and contain costs despite an inflationary operating environment.”

During the quarter and since, the Company completed the acquisition of Ardent Hospice and Palliative Care with locations in southern and central California, and Kenosha Visiting Nurse Association in Kenosha, Wisconsin. “We are excited about the opportunity to add these quality home health and hospice agencies to the Pennant family and look forward to reporting more activity on this front in 2023. Our recently acquired agencies are developing strength within our portfolio and add significant opportunity for organic growth for years to come. As we continue to generate strong cash flow and improved operational momentum in both segments, we are well positioned to pursue significant acquisition opportunities consistent with our disciplined growth strategy,” commented John Gochnour, Pennant’s President and Chief Operating Officer.

Jennifer Freeman, Pennant's Chief Financial Officer, reported that the Company ended the third quarter with strong liquidity. Operating cash flow for the third quarter was $8.1 million, bringing year-to-date operating cash flow to $19.2 million, excluding $6.2 million in Medicare advance payments the Company repaid in the first half of the year. As of September 30, 2022, we had $3.0 million of cash on hand and $88.3 million of availability on its revolving line of credit. Ms. Freeman reported that the Company had a net debt-to-adjusted EBITDA ratio of 2.0x and a lease-adjusted net debt-to-adjusted EBITDAR ratio of 5.59x as of quarter-end. “Our cash flow continues to improve and reflect the earning power and resiliency of our business. Having completed repayment of the Medicare advance payments, our ability to generate cash should continue to improve and provide a greater war chest for opportunistic investments, accelerating our ability to grow strategically,” said Ms. Freeman.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022, which has been filed with the SEC today and can be viewed on the company’s website at www.pennantgroup.com.

2022 Guidance

Management anticipates 2022 annual guidance of total revenue between $458 million and $462 million, earnings per diluted share between $0.55 and $0.60, and adjusted EBITDA between $31.0 million and $33.5 million. The Company’s 2022 annual guidance is based on diluted weighted average shares outstanding of approximately 30.3 million and a 25.6% effective tax rate. The guidance assumes, among other things, anticipated reimbursement rate adjustments, no unannounced acquisitions, and the lingering effects of COVID-19. It excludes the tax-effected costs at start-up operations, share-based compensation, acquisition-related costs, and loss on disposition of assets and impairments.

Conference Call

A live webcast will be held tomorrow, November 8, 2022 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s third quarter 2022 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Mountain time on Friday, December 9, 2022.
About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 95 home health and hospice agencies and 49 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor Relations
The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue	$118,350	$111,921	$348,576	$327,929

Expense
Cost of services	94,680	89,619	277,658	259,908
Rent—cost of services	9,391	10,334	28,520	30,455
General and administrative expense	5,879	9,066	25,653	27,137
Depreciation and amortization	1,251	1,200	3,677	3,545
Loss on asset dispositions and impairment, net	5	—	6,713	—
Total expenses	111,206	110,219	342,221	321,045
Income from operations	7,144	1,702	6,355	6,884
Other (expense):
Other expense	(18)	—	(50)	(24)
Interest expense, net	(1,058)	(512)	(2,508)	(1,344)
Other (expense), net	(1,076)	(512)	(2,558)	(1,368)
Income before provision for income taxes	6,068	1,190	3,797	5,516
Provision for income taxes	1,074	69	241	1,013
Net income	4,994	1,121	3,556	4,503
Less: net income (loss) attributable to noncontrolling interest	163	(124)	387	(342)
Net income and other comprehensive income attributable to The Pennant Group, Inc.	$4,831	$1,245	$3,169	$4,845
Earnings per share:
Basic	$0.16	$0.04	$0.11	$0.17
Diluted	$0.16	$0.04	$0.10	$0.16
Weighted average common shares outstanding:
Basic	29,335	28,444	28,840	28,364
Diluted	30,172	30,556	30,182	30,719

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash	$2,955	$5,190
Accounts receivable—less allowance for doubtful accounts of $822 and $902, respectively	51,604	53,940
Prepaid expenses and other current assets	12,324	16,711
Total current assets	66,883	75,841
Property and equipment, net	23,914	16,788
Right-of-use assets	262,636	300,997
Deferred tax assets, net	3,097	3,848
Restricted and other assets	10,686	4,828
Goodwill	79,190	74,265
Other indefinite-lived intangibles	58,474	53,730
Total assets	$504,880	$530,297
Liabilities and equity
Current liabilities:
Accounts payable	$12,754	$10,553
Accrued wages and related liabilities	24,758	23,480
Operating lease liabilities—current	15,948	16,118
Other accrued liabilities	19,299	21,484
Total current liabilities	72,759	71,635
Long-term operating lease liabilities—less current portion	249,421	287,753
Other long-term liabilities	6,098	5,293
Long-term debt, net	55,762	51,372
Total liabilities	384,040	416,053
Commitments and contingencies
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 30,146 and 29,665 shares issued and outstanding, respectively, at September 30, 2022; and 28,826 and 28,499 shares issued and outstanding, respectively, at December 31, 2021	29	28
Additional paid-in capital	98,634	95,595
Retained earnings	17,810	14,641
Treasury stock, at cost, 3 shares at September 30, 2022 and December 31, 2021	(65)	(65)
Total Pennant Group, Inc. stockholders’ equity	116,408	110,199
Noncontrolling interest	4,432	4,045
Total equity	120,840	114,244
Total liabilities and equity	$504,880	$530,297

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Nine Months Ended September 30,
	2022	2021

Net cash provided by (used in) operating activities	$12,974	$(13,065)
Net cash used in investing activities	(20,176)	(18,066)
Net cash provided by financing activities	4,967	34,795
Net (decrease) increase in cash	(2,235)	3,664
Cash beginning of period	5,190	43
Cash end of period	$2,955	$3,707

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2022		2021
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$39,873	33.8%	$34,228	30.6%
Hospice	40,522	34.2	39,069	34.9
Home care and other(a)	5,384	4.5	5,706	5.1
Total home health and hospice services	85,779	72.5	79,003	70.6
Senior living services	32,571	27.5	32,918	29.4
Total revenue	$118,350	100.0%	$111,921	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

	Nine Months Ended September 30,
	2022		2021
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$117,962	33.8%	$102,719	31.3%
Hospice	117,704	33.8	112,821	34.4
Home care and other(a)	15,932	4.6	16,175	5.0
Total home health and hospice services	251,598	72.2	231,715	70.7
Senior living services	96,978	27.8	96,214	29.3
Total revenue	$348,576	100.0%	$327,929	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited, total revenue dollars in thousands)

The following table summarizes our overall home health and hospice performance indicators for the each of the dates or periods indicated:

	Three Months Ended September 30,
	2022	2021	Change	% Change
Total agency results:
Home health and hospice revenue	$85,779	$79,003	6,776	8.6%

Home health services:
Total home health admissions	10,152	9,213	939	10.2%
Total Medicare home health admissions	4,637	4,211	426	10.1%
Average Medicare revenue per 60-day completed episode(a)	$3,589	$3,388	$201	5.9%
Hospice services:
Total hospice admissions	2,392	2,219	173	7.8%
Average daily census	2,293	2,337	(44)	(1.9)%
Hospice Medicare revenue per day	$176	$174	$2	1.1%

	Three Months Ended September 30,
	2022	2021	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$76,701	$74,778	$1,923	2.6%

Home health services:
Total home health admissions	9,271	8,640	631	7.3%
Total Medicare home health admissions	4,165	3,896	269	6.9%
Average Medicare revenue per 60-day completed episode(a)	$3,615	$3,423	$192	5.6%
Hospice services:
Total hospice admissions	1,982	2,178	(196)	(9.0)%
Average daily census	2,091	2,294	(203)	(8.8)%
Hospice Medicare revenue per day	$176	$173	$3	1.7%

	Three Months Ended September 30,
	2022	2021	Change	% Change
New agency(c) results:
Home health and hospice revenue	$9,078	$4,225	$4,853	114.9%

Home health services:
Total home health admissions	881	574	307	53.5%
Total Medicare home health admissions	472	315	157	49.8%
Average Medicare revenue per 60-day completed episode(a)	$3,323	$2,883	$440	15.3%
Hospice services:
Total hospice admissions	410	41	369	900.0%
Average daily census	202	43	159	369.8%
Hospice Medicare revenue per day	$169	$202	$(33)	(16.3)%

	Nine Months Ended September 30,
	2022	2021	Change	% Change
Total agency results:
Home health and hospice revenue	$251,598	$231,715	$19,883	8.6%

Home health services:
Total home health admissions	30,389	28,079	2,310	8.2%
Total Medicare home health admissions	13,952	13,115	837	6.4%
Average Medicare revenue per 60-day completed episode(a)	$3,548	$3,383	$165	4.9%
Hospice services:
Total hospice admissions	6,920	6,420	500	7.8%
Average daily census	2,270	2,313	(43)	(1.9)%
Hospice Medicare revenue per day	$177	$173	$4	2.3%

	Nine Months Ended September 30,
	2022	2021	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$228,726	$223,488	$5,238	2.3%

Home health services:
Total home health admissions	27,859	27,192	667	2.5%
Total Medicare home health admissions	12,527	12,557	(30)	(0.2)%
Average Medicare revenue per 60-day completed episode(a)	$3,580	$3,404	$176	5.2%
Hospice services:
Total hospice admissions	6,162	6,360	(198)	(3.1)%
Average daily census	2,116	2,295	(179)	(7.8)%
Hospice Medicare revenue per day	$175	$172	$3	1.7%

	Nine Months Ended September 30,
	2022	2021	Change	% Change
New agency(c) results:
Home health and hospice revenue	$22,872	$8,227	$14,645	178.0%

Home health services:
Total home health admissions	2,530	887	1,643	185.2%
Total Medicare home health admissions	1,425	558	867	155.4%
Average Medicare revenue per 60-day completed episode(a)	$3,219	$2,815	$404	14.4%
Hospice services:
Total hospice admissions	758	60	698	1163.3%
Average daily census	154	18	136	755.6%
Hospice Medicare revenue per day	$201	$356	$(155)	(43.5)%

(a)	The year to date average for Medicare revenue per 60-day completed episode includes post period claim adjustments for prior periods.
(b)	Same agency results represent all communities purchased or licensed prior to January 1, 2021.
(c)	New agency results represent all agencies acquired on or subsequent to January 1, 2021 and all startup operations that have a start date or license date subsequent to January 1, 2021.

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Occupancy	76.5%	73.7%	75.1%	72.8%
Average monthly revenue per occupied unit	$3,560	$3,174	$3,465	$3,179

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2022		2021
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$58,407	49.4%	$55,286	49.4%
Medicaid	15,343	13.0	14,342	12.8
Subtotal	73,750	62.4	69,628	62.2
Managed Care	15,656	13.2	12,848	11.5
Private and Other(a)	28,944	24.4	29,445	26.3
Total revenue	$118,350	100.0%	$111,921	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

	Nine Months Ended September 30,
	2022		2021
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$171,183	49.1%	$162,826	49.7%
Medicaid	46,080	13.2	42,432	12.9
Subtotal	217,263	62.3	205,258	62.6
Managed Care	45,105	13.0	36,827	11.2
Private and Other(a)	86,208	24.7	85,844	26.2
Total revenue	$348,576	100.0%	$327,929	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income attributable to The Pennant Group, Inc.	$4,831	$1,245	$3,169	$4,845

Non-GAAP adjustments
Net income attributable to noncontrolling interest(a)	—	(124)	224	(342)
Costs at start-up operations(b)	749	641	1,335	1,300
Share-based compensation expense(c)	(2,501)	2,568	2,319	7,483
Acquisition related costs and credit allowances(d)	1,000	36	1,014	73
Transition services costs(e)	—	236	77	1,825
Loss related to senior living operations transferred to Ensign(f)	144	—	7,026	—
Unusual or non-recurring charges (g)	293	—	293	—
Provision for income taxes on Non-GAAP adjustments(h)	(379)	(1,172)	(3,820)	(3,328)
Non-GAAP net income	$4,137	$3,430	$11,637	$11,856

Dilutive Earnings Per Share As Reported
Net Income	$0.16	$0.04	$0.10	$0.16
Average number of shares outstanding	30,172	30,556	30,182	30,719

Adjusted Diluted Earnings Per Share
Net Income	$0.14	$0.11	$0.39	$0.39
Average number of shares outstanding	30,172	30,556	30,182	30,719

(a)	Effective the three months ended September 30, 2022 we updated our definition of non-GAAP net income to exclude an adjustment for net income attributable to noncontrolling interest.

(b)	Represents results related to start-up operations.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2022	2021	2022	2021
	Revenue	$(1,852)	$(1,768)	$(3,441)	$(11,954)
	Cost of services	2,282	2,300	4,379	12,945
	Rent	315	97	386	296
	Depreciation	4	12	11	13
	Total Non-GAAP adjustment	$749	$641	$1,335	$1,300

(c)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2022	2021	2022	2021
	Cost of services	$674	$557	$1,795	$1,493
	General and administrative	(3,175)	2,011	524	5,990
	Total Non-GAAP adjustment	$(2,501)	$2,568	$2,319	$7,483

(d)	Represents costs incurred to acquire an operation that are not capitalizable.

THE PENNANT GROUP, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

(e)	Costs identified as redundant or non-recurring incurred by the Company as a result of the Spin-off. The 2021 amounts represents part of the costs incurred under the Transition Services Agreement. All amounts are included in general and administrative expense. Fees incurred under the Transition Services Agreement were $231 and $1,332 for the three and nine months ended September 30, 2022, and $706 and $2,441 for the three and nine months ended September 30, 2021.

(f)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount includes $6,500 for the nine months ended September 30, 2022 to cover post-closing capital expenditures and operating losses related to one of the communities transferred on April 1, 2022. The amount above also includes $144 and $(422) for the three and nine months ended September 30, 2022, respectively, for the related net impact on revenue and cost of service attributable to the transferred entities. This amount excludes rent and depreciation and amortization expense related to such operations.
		Three Months Ended June 30,		Nine Months Ended September 30,
		2022	2021	2022	2021
	Revenue	$(39)	$—	$(3,375)	$—
	Cost of services	183	—	9,453	—
	Rent	—	—	948	—
	Total Non-GAAP adjustment	$144	$—	$7,026	$—

(g)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative expenses.

(h)
Represents an adjustment to the provision for income tax to our year-to-date effective tax rate of 25.6% and 26.8% for the three and nine months ended September 30, 2022 and 2021, respectively. This rate excludes the tax benefit of shared-based payment awards.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The tables below reconcile Consolidated net income to the consolidated Non-GAAP financial measures, Consolidated and Consolidated Adjusted EBITDA, and to the Non-GAAP valuation measure, Consolidated Adjusted EBITDAR, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Consolidated net income	$4,994	$1,121	$3,556	$4,503
Less: Net loss attributable to noncontrolling interest	163	(124)	387	(342)
Add: Provision for income taxes (benefit)	1,074	69	241	1,013
Net interest expense	1,058	512	2,508	1,344
Depreciation and amortization	1,251	1,200	3,677	3,545
Consolidated EBITDA	8,214	3,026	9,595	10,747
Adjustments to Consolidated EBITDA
Add: Costs at start-up operations(a)	430	532	938	991
Share-based compensation expense(b)	(2,501)	2,568	2,319	7,483
Acquisition related costs and credit allowances(c)	1,000	36	1,014	73
Transition services costs(d)	—	236	77	1,825
Loss related to senior living operations transferred to Ensign(e)	144	—	6,078	—
Unusual or non-recurring charges(f)	293	—	293	—
Rent related to items (a) and (e) above	315	97	1,334	296
Consolidated Adjusted EBITDA	7,895	6,495	21,648	21,415
Rent—cost of services	9,391	10,334	28,520	30,455
Rent related to items (a) and (e) above	(315)	(97)	(1,334)	(296)
Adjusted rent—cost of services	9,076	10,237	27,186	30,159
Consolidated Adjusted EBITDAR	$16,971		$48,834

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense and related payroll taxes incurred, including the impact of the modification of certain restricted stock units described below in Note 12, Options and Awards, to the Interim Financial Statements. Share-based compensation expense and related payroll taxes are included in cost of services and general and administrative expense
(c)	Non-capitalizable costs associated with acquisitions and credit allowances for amounts in dispute with the prior owners of certain acquired operations.
(d)	Costs identified as redundant or non-recurring incurred by the Company as a result of the Spin-off. The 2021 amounts represents part of the costs incurred under the Transition Services Agreement. All amounts are included in general and administrative expense. Fees incurred under the Transition Services Agreement were $231 and $1,332 for the three and nine months ended September 30, 2022, and $706 and $2,441 for the three and nine months ended September 30, 2021.
(e)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount includes $6,500 for the nine months ended September 30, 2022 to cover post-closing capital expenditures and operating losses related to one of the communities transferred on April 1, 2022. The amount above also includes $144 and $(422) for the three and nine months ended September 30, 2022, respectively, for the related net impact on revenue and cost of service attributable to the transferred entities. This amount excludes rent and depreciation and amortization expense related to such operations.
(f)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative expenses.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The following table present certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	Three Months Ended September 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Three Months Ended June 30, 2022
Revenue	$85,779	$32,571	$—	$118,350
Segment Adjusted EBITDAR from Operations	$15,380	$9,370	$(7,779)	$16,971
Three Months Ended June 30, 2021
Revenue	$79,003	$32,918	$—	$111,921
Segment Adjusted EBITDAR from Operations	$14,409	$9,106	$(6,783)	$16,732

	Nine Months Ended September 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Nine Months Ended September 30, 2022
Revenue	$251,598	$96,978	$—	$348,576
Segment Adjusted EBITDAR from Operations	$45,056	$27,573	$(23,795)	$48,834
Nine Months Ended September 30, 2021
Revenue	$231,715	$96,214	$—	$327,929
Segment Adjusted EBITDAR from Operations	$43,131	$27,692	$(19,249)	$51,574

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to Condensed Consolidated Income from Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Segment Adjusted EBITDAR from Operations(a)	$16,971	$16,732	$48,834	$51,574
Less: Depreciation and amortization	1,251	1,200	3,677	3,545
Rent—cost of services	9,391	10,334	28,520	30,455
Other Income	(18)	—	(50)	(24)
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations (b)	430	532	938	991
Share-based compensation expense (c)	(2,501)	2,568	2,319	7,483
Acquisition related costs and credit allowances(d)	1,000	36	1,014	73
Transition services costs(e)	—	236	77	1,825
Loss related to senior living operations transferred to Ensign(f)	144	—	6,078	—
Unusual or non-recurring charges(g)	293	—	293	—
Add: Net loss attributable to noncontrolling interest	163	(124)	387	(342)
Consolidated Income from Operations	$7,144	$1,702	$6,355	$6,884

(a)
Segment Adjusted EBITDAR from Operations is net income attributable to the Company's reportable segments excluding interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs and credit allowances, (4) redundant and nonrecurring costs associated with the Transition Services Agreement, (5) the loss related to senior living operations transferred to Ensign, (6) unusual or non-recurring charges, and (7) net income attributable to noncontrolling interest. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(b)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense and related payroll taxes incurred, including the impact of the modification of certain restricted stock units described below in Note 12, Options and Awards, to the Interim Financial Statements. Share-based compensation expense and related payroll taxes are included in cost of services and general and administrative expense
(d)	Non-capitalizable costs associated with acquisitions and credit allowances for amounts in dispute with the prior owners of certain acquired operations.
(e)	Costs identified as redundant or non-recurring incurred by the Company as a result of the Spin-off. The 2021 amounts represents part of the costs incurred under the Transition Services Agreement. All amounts are included in general and administrative expense. Fees incurred under the Transition Services Agreement were $231 and $1,332 for the three and nine months ended September 30, 2022, and $706 and $2,441 for the three and nine months ended September 30, 2021.
(f)	On January 27, 2022, affiliates of the Company, entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount includes $6,500 for the nine months ended September 30, 2022 to cover post-closing capital expenditures and operating losses related to one of the communities transferred on April 1, 2022. The amount above also includes $144 and $(422) for the three and nine months ended September 30, 2022, respectively, for the related net impact on revenue and cost of service attributable to the transferred entities. This amount excludes rent and depreciation and amortization expense related to such operations.
(g)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative expenses.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The table below reconcile Segment Adjusted EBITDAR from Operations to Segment Adjusted EBITDA from Operations for each reportable segment for the periods presented:

	Three Months Ended September 30,
	Home Health and Hospice		Senior Living
	2022	2021	2022	2021

Segment Adjusted EBITDAR from Operations	$15,380	$14,409	$9,370	$9,106
Less: Rent—cost of services	1,262	1,282	8,129	9,052
Rent related to start-up and transferred operations	(90)	(67)	(225)	(30)
Segment Adjusted EBITDA from Operations	$14,208	$13,194	$1,466	$84

	Nine Months Ended September 30,
	Home Health and Hospice		Senior Living
	2022	2021	2022	2021

Segment Adjusted EBITDAR from Operations	$45,056	$43,131	$27,573	$27,692
Less: Rent—cost of services	3,765	3,611	24,755	26,844
Rent related to start-up and transferred operations	(161)	(316)	(1,173)	20
Segment Adjusted EBITDA from Operations	$41,452	$39,836	$3,991	$828

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) (benefits) provisions for income taxes, and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before (a) (benefits) provisions for income taxes, (b) depreciation and amortization, (c) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (d) share-based compensation expense, (e) non-capitalizable acquisition related costs and credit allowances, (f) redundant or non-recurring transition services costs, (g) loss related to senior living operations transferred to Ensign, (h) usual or non-recurring charges and (i) net income attributable to noncontrolling interest. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) (benefits) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs and and credit allowances, (h) redundant or non-recurring transition services costs, (i) loss related to senior living operations transferred to Ensign, (j) usual or non-recurring charges and (j) net income attributable to noncontrolling interest. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.